UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 18, 2007

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 18, 2007, Lee Enterprises, Incorporated reported its revenue for the month of May 2007. A copy of the revenue release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Monthly Revenue Release - May 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: June 18, 2007	By:	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

2

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Monthly Revenue Release - May 2007

3

Exhibit 99.1

201 N. Harrison St.

Davenport, IA 52801

www.lee.net

NEWS RELEASE

Lee Enterprises reports revenue statistics and outlook

DAVENPORT, Iowa (June 18, 2007) — Lee Enterprises, Incorporated (NYSE: LEE), reported today that same property(1) advertising revenue in May decreased 1.7 percent compared with a year ago. Same property online advertising revenue increased 60.2 percent.

On a same property basis, which excludes the impact of acquisitions and divestitures made in the current or prior year, combined print and online retail advertising in May decreased 2.3 percent compared with a year ago. Combined print and online classified advertising revenue decreased 0.3 percent, with employment up 7.4 percent, automotive down 7.6 percent, and real estate down 6.0 percent.

Print-only retail advertising revenue decreased 4.0 percent, and print-only classified revenue decreased 5.6 percent, with employment down 12.4 percent, automotive down 10.5 percent, real estate down 9.9 percent, other daily newspaper classified categories up 5.1 percent, and classified in non-daily publications up 10.8 percent. National advertising revenue decreased 7.4 percent. Circulation revenue decreased 4.0 percent.

Total same property operating revenue in May declined 2.0 percent compared with a year ago. Including the effect of acquisitions and divestitures, total operating revenue declined 2.2 percent.

In St. Louis, advertising revenue decreased 4.0 percent for the May statistical period. At the other former Pulitzer newspapers, advertising revenue declined 6.7 percent.

At Lee’s 50 percent subsidiary in Madison, Wis., advertising revenue in May decreased 6.4 percent. In Lee’s 50 percent partnership in Tucson, Ariz., advertising revenue for the May statistical period decreased 10.8 percent. Madison and Tucson are reported using the equity method of accounting and are not included in same property revenue.

Revenue in June is expected to be similar to the declines from prior year posted in April and May. As a result, the Company expects earnings from continuing operations for the three months ending June 30, 2007, to be in the range of 48 to 50 cents per diluted common share.

Lee Enterprises is a premier provider of local news, information and advertising in primarily midsize markets, with 51 daily newspapers and a joint interest in five others, rapidly growing online sites and more than 300 weekly newspapers and specialty publications in 23 states. Lee’s newspapers have circulation of 1.7 million daily and 1.9 million Sunday, reaching more than four million readers daily.

Lee’s online sites attract more than 11 million visits monthly, and Lee’s weekly publications are distributed to more than 4.5 million households. Lee’s 55 newspaper markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; Tucson, Ariz.; and Napa, Calif. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

LEE ENTERPRISES, INCORPORATED
Revenue and Statistical Summary
(Unaudited)

OPERATING REVENUE

	May			Year to Date
(Thousands)	2007	2006	%	2007	2006	%
Advertising revenue:
Retail	$ 38,669	$ 40,291	(4.0)%	$ 311,703	$ 316,887	(1.6)%
National	3,816	4,119	(7.4)	39,192	41,264	(5.0)
Classified:
Daily Newspapers:
Employment	6,805	7,765	(12.4)	54,551	59,331	(8.1)
Automotive	4,452	4,973	(10.5)	36,691	39,487	(7.1)
Real estate	4,740	5,263	(9.9)	38,764	41,500	(6.6)
All others	3,750	3,569	5.1	25,286	25,573	(1.1)
Other publications	4,208	3,797	10.8	31,540	29,482	7.0
Total classified revenue	23,955	25,367	(5.6)	186,832	195,373	(4.4)
Online	5,350	3,339	60.2	34,504	22,100	56.1
Niche publications	1,573	1,513	4.0	10,856	10,827	0.3
Total advertising revenue	73,363	74,629	(1.7)	583,087	586,451	(0.6)
Circulation	16,063	16,725	(4.0)	136,525	137,888	(1.0)
Commercial printing	1,462	1,569	(6.8)	11,182	11,456	(2.4)
Online services and other	2,694	2,559	5.3	21,947	19,759	11.1
Total same property revenue	93,582	95,482	(2.0)	752,741	755,554	(0.4)
Acquisitions & divestitures	308	508	NM	2,634	1,469	NM
Total operating revenue	$ 93,890	$ 95,990	(2.2)%	$ 755,375	$ 757,023	(0.2)%

SELECTED COMBINED PRINT AND ONLINE ADVERTISING REVENUE

	May			Year to Date
(Thousands, Same Property)	2007	2006	%	2007	2006	%
Retail	$ 38,841	$ 39,764	(2.3)%	$ 311,742	$ 312,163	(0.1)%
National	3,816	4,119	(7.4)	39,192	41,264	(5.0)

Classified:
Employment	$ 10,370	$ 9,656	7.4%	$ 75,703	$ 71,189	6.3%
Automotive	5,941	6,432	(7.6)	48,030	50,333	(4.6)
Real estate	6,237	6,635	(6.0)	49,959	52,685	(5.2)
Other	6,586	6,509	1.2	47,605	47,990	(0.8)
Total classified revenue	$ 29,134	$ 29,232	(0.3)%	$ 221,297	$ 222,197	(0.4)%

          SAME PROPERTY REVENUE BY REGION

	May					Year to Date
(Thousands)	2007	2006	%		2007	2006	%
Midwest	$56,369	$58,260	(3.2	) %	$462,997	$468,828	(1.2	) %
Mountain West	17,853	17,304	3.2		133,860	130,073	2.9
West	12,366	13,262	(6.8)		98,960	101,320	(2.3)
East/other	6,994	6,656	5.1		56,924	55,333	2.9

Total, same property	$93,582	$95,482	(2.0	) %	$752,741	$755,554	(0.4	) %

DAILY NEWSPAPER ADVERTISING VOLUME

	May			Year to Date
(Thousands)	2007	2006	%	2007	2006	%
Retail	1,139	1,209	(5.8)%	9,011	9,179	(1.8)%
National	56	65	(13.8)	477	557	(14.4)
Classified	1,382	1,447	(4.5)	10,415	10,813	(3.7)
Total, same property	2,577	2,721	(5.3)%	19,903	20,549	(3.1)%

NOTES:

(1)

Same property comparisons exclude acquisitions and divestitures made in the current and prior year. Same property revenue also excludes Lee’s 50% ownership in Madison and Tucson, which are reported using the equity method of accounting.

(2)

The month had one more Thursday and one fewer Monday than the prior period. The year to date had one more Thursday and one fewer Saturday than the prior period. The former Pulitzer properties use period accounting and are not affected by day exchanges.

(3)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(4)	The Company’s fiscal year ends Sept. 30.
(5)	The Company disclaims responsibility for updating information beyond the release date.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company’s current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, energy costs, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships, increased capital and other costs and other risks detailed from time to time in the Company’s publicly filed documents, including the Company Annual Report on Form 10-K for the year ended

September 30, 2006. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100